SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON DC  20549

                                FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




                      Date of Report: September 6, 2001
                      ---------------------------------
                      (Date of earliest event reported)




                     Bion Environmental Technologies, Inc.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter




        Colorado                  0-19333                 84-1176672
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(State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                     Identification No.)




             18 East 50th Street 10th Floor New York, NY 10022
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           (Address and Zip Code of Principal Executive Offices)




      Registrant's telephone number including area code: (212) 758-6622
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
ITEM 5.  OTHER EVENTS

     (a) Changes in our Management. The following changes in our management were either adopted or ratified by us on September 6, 2001:

          - We accepted the resignation of Ron Cullis as a member of our Board of Directors. The options held by Mr. Cullis will continue to be exercisable in accordance with their terms. His resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

          - We accepted the resignation of Jon Northrop as an officer and director of our company and as an officer and director of each of our subsidiaries. Mr. Northrop will continue to serve us as a consultant and will also serve as a member of our Advisory Board. His resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

          - Mark Smith resigned as Chairman of our Board and was replaced in that capacity by David Mitchell, our President. Mr. Smith will continue to serve as a director and as a member of our Executive Committee.

          - Mr. Mitchell will serve as the President of both of our subsidiaries.

          - The resignation of Bart Chilton as our Senior Vice President in August 2001 to continue his career with the United States government was ratified. In recognition of his work with us, Mr. Chilton was granted fully vested options to purchase a total of 66,000 shares of our Common Stock at a purchase price of $1.50 per share. These options will expire on August 17, 2003. Options to purchase 100,000 shares that were previously held by Mr. Chilton were cancelled at the time the new options were issued.

     (b) Severance Agreements. We entered into severance agreements with Jon Northrop and the only other employee that remained in our Denver, Colorado office. As a result, we no longer have any employees in Denver and substantially all of our business operations are conducted out of our office in New York City, although we will continue to have a small office in Denver which will be used by Mr. Northrop in his capacity as our consultant. Copies of both severance agreements are attached as Exhibits 10.1 and 10.2.

     (c) Restructuring of Notes to Related Parties and Cancellation of Options and Warrants. We have amended the terms of certain notes that we owe to certain related parties and have cancelled certain outstanding options and warrants held by them. The accrued amounts due under notes that we amended are as follows:






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     Holder                          Amount of Accrued Debt
                                  (Accrued to November 1, 2001)

     Jon Northrop                            $  337,466
     Jere Northrop                           $  297,531
     Harley Northrop                         $  397,865
     Northrop Family Trust                   $  136,150
     Edward A. Hennig                        $  159,173
     M. Duane Stutzman                       $  181,106
     William J. Crossetta                    $  279,000
     S. Craig Scott                          $   49,804
     Dublin Holding Ltd.                     $3,682,944
     Mark Smith Rollover IRA                 $  393,556
     Kelly Smith Rollover IRA                $  339,870
          TOTAL                              $6,254,465

     As the result of these amendments we now have approximately $14.2 million of debt in instruments (including accrued interest to November 1, 2001)that are now all convertible at the same time and at the same price, subject to conversion price caps which differ for the various debt instruments from $1.80 to $2.50 per share. The provisions of the agreements vary for each debt holder, with cancellations of certain options and warrants. All of the subject debt is convertible to shares of our Common Stock or before April 29, 2002, subject to certain conditions precedent.

     Amendments to the agreements relating to Mark Smith and entities owned or controlled by him are discussed below. Copies of the remaining amended agreements are attached as Exhibits 10.1 (with respect to Jon Northrop), 10.2 (with respect to Edward Hennig, a former employee in our Denver office), 10.3 (with respect to Harley E. Northrop, Jon and Jere Northrop's father), 10.4 (with respect to Jere Northrop), 10.5 (with respect to William J. Crossetta, Jr.), 10.6 (with respect to S. Craig Scott, our former shareholder relations advisor), 10.7 (with respect to the Northrop Family Trust), and 10.8 (with respect to M. Duane Stutzman, our former Chief Financial Officer). For further details concerning our capital structure, please see notes 4 and 7 to our unaudited financial statements contained in our Report on Form 10-QSB for the quarter ended March 31, 2001.

     (d)  Mark Smith Agreements.

          - Mark Smith and certain entities controlled by him which own shares of our Common Stock (the "Smith Shares") entered into a voting agreement that gives David Mitchell, our President and CEO, the power to vote all of the Smith Shares as to most matters, but Mr. Smith will still have the right to vote the Smith Shares with respect to a sale of substantially all of our assets or a merger. The voting agreement is purely contractual and is not a formal voting trust.


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          - In addition, Mr. Smith and certain entities that he controls entered into a separate agreement with us which imposes certain restrictions on the sale and transfer of the Smith Shares and amends the respective terms of five convertible promissory notes payable to Dublin Holding, Ltd, the Mark A. Smith Rollover IRA and the Kelly Smith Rollover IRA to provide that all five of these notes will be automatically and fully converted (with all principal and accrued interest calculated as if they had been held to maturity) into shares of our Common Stock upon the conversion of our outstanding Convertible Bridge Notes and 2001 Convertible Notes at a conversion rate equal to the lesser of (i) $1.80 per share or (ii) the conversion price of our outstanding Convertible Bridge Notes and 2001 Convertible Notes.

          - Copies of both agreements are attached as Exhibits 10.9 and 10.10.

     (e) D2CO, LLC Agreements. We entered into an agreement with D2CO, LLC, Southview, Inc. and Atlantic Partners, LLC, all of which are affiliates of David Mitchell, our President and CEO (collectively, "D2") in which, among other things, we agreed to:

          - provide that certain compensation to D2 be paid in a deferred manner as set forth in an exhibit to the agreement;

          - be a party to the voting agreement that gives David Mitchell the power to vote all of the Smith Shares as to most matters;

          - release Jon Northrop from the restrictions related to the sale of shares of our Common Stock owned by him that are contained in the Shareholders Agreement dated December 23, 1999, as amended; and

          - amend the SV1 and SV2 Warrants held by D2 so that upon earlier of
            (i) completion of financing or series of financings large enough to "trigger" the conversion of Bion's outstanding Bridge Notes and 2001 Convertible Notes (collectively "CV Notes") into Bion Common Stock; or (ii) conversion of the CV Notes into Bion Common Stock on April 29, 2002, the outstanding Class SV1 and SV2 Warrants owned by D2 will be adjusted ("Adjusted Warrants") so that D2 owns Adjusted Warrants to purchase a number of shares of Bion Common Stock equal to 20% of the "fully-diluted" outstanding shares, calculated by including (i) the Adjusted Warrants, (ii) the securities issued in the conversion of the CV Notes and other notes, (iii) the securities issued in connection with the subject financing, and (iv) other outstanding options, warrants and/or convertible promissory notes which are exercisable or convertible, as applicable, at a price equal to or lower than the exercise price of the Adjusted Warrants, which Adjusted Warrants will have the same expiration date as the current SV1 and SV2 Warrants and will have an exercise price equal to the lower of $1.00 per share or the conversion price of the CV Notes; provided, however, that for purposes of calculating the number of Adjusted Warrants, no securities outstanding related to any portion of a financing


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            aggregating greater than $10,000,000 will be included in the calculation. As partial consideration for our agreeing to the adjustment to the warrants, Southview agreed to extend the term of the outstanding promissory note (with an accrued balance of $521,039.81 as of July 31, 2001)so that such promissory note could be repaid from the proceeds of a new financing.

            A copy of the D2 agreement is attached as Exhibit 10.11.

     (f)  We have adopted a new incentive plan, a copy of which is attached as
Exhibit 10.12.

     (g) We have recently issued two press releases, copies of which are attached as Exhibits 99.1 and 99.2, respectively.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      Listed below are the exhibits filed as a part of this report.

      EXHIBITS:

      Exhibit
      Number       Description
      -------      -----------
      10.1         Severance Agreement of Jon Northrop
      10.2         Severance Agreement of Edward Hennig
      10.3         Agreement of Harley E. Northrop
      10.4         Agreement of Jere Northrop
      10.5         Agreement of William J. Crossetta, Jr.
      10.6         Agreement of S. Craig Scott
      10.7         Agreement of Northrop Family Trust
      10.8         Agreement of M. Duane Stutzman
      10.9         Stock Voting Agreement dated August 1, 2001
      10.10        Mark Smith and Related Entities Agreement dated
                     August 1, 2001
      10.11        D2 Agreement dated August 1, 2001
      10.12        2001 Incentive Plan
      99.1         Press release dated August 6, 2001
      99.2         Press release dated August 22, 2001









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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BION ENVIRONMENTAL TECHNOLOGIES, INC.



Date: September 25, 2001           By: /s/ Mark A. Smith
                                       -------------------------------------
                                       Mark A. Smith, Secretary and Director






































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